Exhibit 99

NetBank, Inc. Monthly Operating Statistics and Financial Data

(Unaudited; $ in thousands, except account balances)

	June 30,	July 31,	August 31,	September 30,	October 31,	November 30,	December 31,	January 31,	February 28,	March 31,	April 30,	May 31,	June 30,
	2005	2005	2005	2005	2005	2005	2005	2006	2006	2006	2006	2006	2006
NETBANK, INC. CONSOLIDATED

Retail customers	242,946	256,474	256,211	256,077	255,319	256,915	257,631	257,982	255,726	255,259	253,899	252,495	249,058
Business customers	25,903	26,093	26,308	26,498	26,650	28,013	28,038	27,929	27,687	27,702	27,715	27,396	26,574
Total customers	268,849	282,567	282,519	282,575	281,969	284,928	285,669	285,911	283,413	282,961	281,614	279,891	275,632

Services per customer (consolidated)	1.83	1.81	1.82	1.82	1.83	1.83	1.83	1.84	1.85	1.86	1.87	1.89	1.90
Services per customer (bank only)	2.32	2.35	2.35	2.36	2.36	2.36	2.36	2.37	2.37	2.38	2.39	2.41	2.43

Total average assets (consolidated)	$5,070,401	$4,993,980	$5,154,762	$5,078,613	$4,966,622	$4,929,082	$4,916,549	$4,900,007	$4,826,823	$4,720,452	$4,457,928	$4,499,860	$4,553,688

BANKING SEGMENT

Online bill pay penetration (accounts > 90 days)	55%	56%	56%	56%	56%	56%	56%	56%	55%	55%	55%	54%	54%
Direct deposit of payroll penetration (accounts > 90 days)	56%	56%	56%	56%	56%	56%	56%	56%	56%	56%	57%	57%	55%

Retail deposits	$2,425,525	$2,548,422	$2,635,680	$2,612,775	$2,531,374	$2,611,121	$2,461,517	$2,423,287	$2,443,940	$2,474,874	$2,466,518	$2,418,548	$2,410,003
Small business deposits	53,753	56,061	58,500	60,261	$63,473	$64,079	$62,003	$59,747	$63,339	$63,984	$65,153	$66,787	$66,326
Other deposits	316,322	353,287	389,570	371,316	329,735	313,736	270,325	249,391	221,734	287,409	244,324	245,533	245,608
Total deposits	$2,795,600	$2,957,770	$3,083,750	$3,044,352	$2,924,582	$2,988,936	$2,793,845	$2,732,425	$2,729,013	$2,826,267	$2,775,995	$2,730,868	$2,721,937

Average retail checking account balance	$2,503	$2,542	$2,424	$2,513	$2,417	$2,367	$2,601	$2,461	$2,486	$2,598	$2,542	$2,316	$2,403
Average retail money market account balance	$13,574	$13,419	$13,124	$12,919	$12,645	$12,391	$12,352	$12,058	$11,934	$11,938	$11,441	$11,040	$10,711
Average retail CD balance	$15,436	$15,387	$15,420	$15,387	$14,845	$14,635	$14,623	$14,576	$14,209	$13,356	$13,285	$13,173	$13,064

Average small business checking account balance	$6,310	$6,645	$6,890	$6,718	$7,489	$7,462	$7,382	$6,742	$7,674	$6,993	$7,022	$6,899	$7,231
Average small business money market account balance	$43,698	$44,714	$44,768	$45,250	$45,796	$45,283	$42,290	$39,970	$39,809	$39,990	$39,116	$39,946	$38,239
Average small business CD balance	$30,305	$29,044	$28,483	$26,859	$27,227	$26,719	$26,071	$25,893	$25,067	$23,357	$23,321	$22,609	$23,061

Indirect Auto Lending -
Number of loans	2,090	1,840	2,025	1,252	941	1,278	1,065	1,117	1,096	1,607	926	924	825
Production	$49,686	$43,992	$46,235	$28,278	$22,224	$28,361	$24,216	$25,095	$24,103	$36,465	$20,154	$19,957	$16,899
Weighted Average Note Rate	6.42%	6.42%	6.76%	7.21%	7.36%	7.48%	7.66%	7.93%	7.86%	7.78%	8.19%	8.35%	8.41%

Business Equipment Financing –
Production	$16,091	$13,990	$16,621	$14,849	$20,081	$17,522	$18,958	$17,344	$14,313	$19,693	$21,150	$17,963	$19,410

Servicing Portfolio -
Held for sale MSRs	$210,658	$158,494	$148,928	$249,597	$174,628	$120,016	$143,515	$119,903	$102,843	$160,447	$91,534	$108,233	$72,472
Available for sale MSRs	14,221,167	14,013,617	13,754,939	13,600,374	13,437,138	13,279,578	13,155,256	13,083,949	12,983,617	12,839,850	12,761,445	12,614,633	12,447,505
UPB underlying MSRs	14,431,825	14,172,111	13,903,867	13,849,971	13,611,766	13,399,594	13,298,771	13,203,852	13,086,460	13,000,297	12,852,979	12,722,866	12,519,977
Work-in-process and whole loans	3,090,391	3,179,712	3,291,295	3,268,430	3,195,333	2,880,654	2,901,896	2,831,590	2,667,835	2,463,231	2,582,758	2,447,766	2,367,419
Sold but not transferred	960,773	1,259,483	1,282,962	1,352,262	1,330,591	1,048,201	906,795	806,083	578,245	821,886	607,207	558,031	576,801
Third party subservicing	949	471	409	259	113	113	113	370	369	586	848	1,146	1,333
Total loans serviced	$18,483,938	$18,611,777	$18,478,533	$18,470,922	$18,137,803	$17,328,562	$17,107,575	$16,841,895	$16,332,909	$16,286,000	$16,043,792	$15,729,809	$15,465,530

Statistics on Available for Sale Mortgage Servicing Rights –
Weighted average note rate	5.90%	5.90%	5.89%	5.90%	5.89%	5.89%	5.89%	5.89%	5.89%	5.89%	5.90%	5.90%	5.90%
Weighted average service fee	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.32%	0.35%	0.32%
Delinquency percentage (30+ days)	5.66%	5.90%	5.27%	5.51%	5.64%	6.15%	6.94%	5.96%	5.66%	4.67%	5.79%	5.27%	5.43%
Bankruptcy & foreclosure	1.56%	1.47%	1.43%	1.47%	1.51%	1.62%	1.58%	1.46%	1.37%	1.44%	1.50%	1.60%	1.56%

FINANCIAL INTERMEDIARY SEGMENT

Conforming mortgage production	$1,027,584	$932,735	$1,012,968	$936,068	$900,988	$725,223	$833,301	$701,867	$697,960	$810,201	$675,864	$704,656	$723,314
Non-conforming mortgage production	302,480	269,234	304,205	309,771	269,047	258,631	279,432	201,217	175,078	228,939	166,393	149,959	162,541
Total mortgage production	$1,330,064	$1,201,969	$1,317,173	$1,245,839	$1,170,035	$983,854	$1,112,733	$903,084	$873,038	$1,039,140	$842,257	$854,615	$885,855

Refinance loans as a % of production	31%	32%	33%	34%	39%	35%	36%	40%	40%	36%	32%	31%	33%

Conforming mortgage sales	$1,071,095	$610,017	$936,711	$1,238,844	$697,468	$852,340	$939,084	$512,651	$743,747	$935,879	$461,463	$720,616	$774,967
Non-conforming mortgage sales	318,554	265,938	301,243	278,359	307,651	290,339	215,177	208,165	184,670	302,455	145,966	196,759	194,972
Total mortgage sales	$1,389,649	$875,955	$1,237,954	$1,517,203	$1,005,119	$1,142,679	$1,154,261	$720,816	$928,417	$1,238,334	$607,429	$917,375	$969,939

Locked conforming mortgage pipeline	$1,200,719	$1,009,914	$1,102,166	$1,053,315	$923,261	$1,068,194	$929,205	$969,381	$867,915	$842,835	$809,625	$856,041	$962,059

TRANSACTION PROCESSING SEGMENT

QuickPost Processing -
Number of transactions	15,015	13,925	14,301	15,910	15,044	16,299	19,941	20,841	21,275	30,186	39,803	83,187	115,684

ATM/Merchant Processing -
ATMs (third-party owned)	7,853	7,904	7,878	7,940	7,921	9,234	9,213	9,328	8,993	9,160	9,253	9,045	8,339
ATMs (proprietary)	415	471	496	505	483	478	436	407	419	422	429	423	411
Total ATMs Serviced	8,268	8,375	8,374	8,445	8,404	9,712	9,649	9,735	9,412	9,582	9,682	9,468	8,750

Merchant Service Terminals	2,207	2,224	2,225	2,261	2,276	2,326	2,367	2,325	2,311	2,328	2,355	2,324	2,180

Notes: The above data reflects current operating statistics and does not constitute all factors impacting the quarterly or annual financial results of the Company. The loans sales figures represent sales into the secondary market only and exclude intra-company sales to the bank.  All information is unaudited.

Monthly Commentary

Attached is the monthly statistical report. It reflects results for June 2006. All comparisons below are on a month-over-month basis, unless noted otherwise.

Highlights and Clarifications

•                  Average earning assets rose by $53.8 million or 1.2%.

•                  Business loan production grew by $1.4 million or 8.1%.

•                  Conforming mortgage production rose by $18.7 million or 2.7% and non-conforming production increased by $12.6 million or 8.4%.

•                  Conforming mortgage sales improved during the month by $54.4 million or 7.5% while non-conforming declined by $1.8 million or 0.91%.

•                  The locked conforming mortgage pipeline grew by $106 million or 12.4%.

•                  QuickPost transactions were up 32,497 or 39.1% over the previous month.

•                  Total ATMs in our network declined by 718 machines or 7.6%. The decrease relates mainly to a change in how we manage low-volume relationships. We believe this is the last of the adjustments we’ve made over the past couple of months.

Earnings Guidance

The company’s most recent quarter closed on June 30, 2006. Management is completing the financial reporting and audit process and expects to announce the company’s final results for the quarter on Tuesday, August 8. We will hold a conference call following the announcement to discuss the results in detail. Dial-in numbers and instructions for the call appear below.

Our guidance for the quarter has been consistently cautious. Analyst estimates have generally ranged from a loss of $.05 to a loss of $.10. We previously identified several risks that could adversely impact results and drive them below the range: 1) Competitive pricing pressures in our mortgage operations; 2) Heightened repurchase trends within those channels; and 3) The potential for significant, negative net servicing results. Unfortunately, each of the risks materialized, and they affected results to varying degrees.

Pricing competition within all of our mortgage markets remained pronounced. Both the conforming and non-conforming operations reported continued, marked compression in their gain on sale margins. This pressure was exacerbated by a spike in repurchase requests, especially in the non-conforming channel. Over the longer term, we expect repurchase activity to return to more historical levels. However, in light of the current quarter experience, we plan to record additional provision expense of approximately $15 million, pre-tax, or $.20 per share.

The company’s net servicing results tracked closely to our initial expectation, exclusive of a downward adjustment of servicing values that management plans to record this quarter. When we announced our plan to sell this asset, we cautioned that we could find we were carrying it on our books for plus or minus 10 percent of the prevailing market. Based on the marketing ranges, bids and general levels of interest we have received to date, our valuation appears to be higher than the values implied by the additional market intelligence we now have. We think it is prudent to bring our valuation into closer alignment with the current market. This adjustment may prevent us from having to recognize a loss on sale of the asset later if we execute a transaction. We estimate the adjustment today at approximately $15 million, pre-tax, or $.20 per share, after-tax.

The company will also record impairment to goodwill on its recreational vehicle and boat lending operation. The operation’s profitability performance has suffered over the past 18 months. Production volumes and margins have been markedly depressed due to higher fuel costs and other market factors. Management continues to believe in the long-term prospects of this operation given the underlying credit scores of the borrowers along with their propensity to bank online. We expect the impairment to goodwill to total approximately $6.5 million, pre-tax, or $.09 per share, after-tax.

Given the factors above, the company now anticipates reporting an after-tax loss of between $.65 and $.70 per share for the second quarter. Management has attempted to provide as much granularity as possible in view of the magnitude and composition of the charges.

We continue to believe the current pressures on the company’s performance and operating fundamentals are more market driven than systemic. As openly discussed at our annual analyst-investor meeting, we are evaluating our level of commitment or current operating structure in certain lines of business that are underperforming from a risk-adjusted return on capital perspective. Our servicing asset, non-conforming mortgage operation, and RV and boat lending business were a few of the channels being scrutinized.

Management took decisive steps during the quarter to improve short-term results and has a number of other initiatives underway. We will address these efforts in detail on our quarterly earnings call.

Instructions for the call follow:

Call Title:	NetBank, Inc. Earnings Announcement
Date and Time:	August 8, 2006, 10:00 AM (EDT)
Call Leader:	Douglas K. Freeman
Pass Code:	NetBank
Domestic:	888-889-1959
International:	+1-773-756-0455
One-Week Replay:	888-393-9638 or 203-369-3143

Please let us know if you have questions or need anything more. As always, we appreciate your interest in our company.

Matthew Shepherd

Director, Corporate Communications

O: 678-942-2683

mshepherd@netbank.com

Jimmy Locklear

Manager, Investor Relations

O: 678-942-7615

jlocklear@netbank.com

Forward-Looking Statements

Statements in this monthly operating report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this monthly operating report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to:  1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the Company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; and/or 10) increased competition and regulatory changes. Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005. Except as required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.